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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 our report dated April 11, 2003 relating to the consolidated financial statements, which appears in the ImageWare Systems, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2003. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP PricewaterhouseCoopers LLP

San Diego, CA
April 6, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS